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                                                                    Exhibit 10.3


                                      NOTE

$7,333,333.00                                               WOODBURY, NEW JERSEY

                                                            DECEMBER 20, 2002


      BETWEEN the Borrower K-TRON AMERICA, INC., A DELAWARE CORPORATION, whose address is Routes 55 and 553, P.O. Box 888, Pitman, New Jersey 08071-0888, referred to as "Borrower".

      AND the Lender, THE BANK, whose address is 100 Park Avenue, Woodbury, New Jersey 08096, referred to as "THE BANK".

      The phrase "THE BANK" means the original Lender and anyone else who takes this Note by transfer.

      BORROWER'S PROMISE TO PAY PRINCIPAL AND INTEREST. In return for a loan that Borrower may receive hereunder, Borrower promises to pay $733,333,333.00 or such lesser amount as may be advanced by the THE BANK as hereinafter set forth (called "principal"), plus interest to the order of THE BANK. The borrower may borrow any part of the loan up to an amount not to exceed $3,700,000.00 at a per annum FIXED INTEREST RATE OF 5.625% and all or any part of the loan on a floating rate basis equal to the one (1) month LIBOR rate plus 185 basis points, as Borrower elects at the time of funding under this Note. Funding under this Note will occur when requested by Borrower, with the anticipated date being December 31, 2002 but in no event later than January 31, 2002, and will consist of a $5,000,000.00 borrowing plus the amount necessary to refinance the principal balance then due on the Borrower's $7,000,000.00 February 4, 2000 note in favor THE BANK, with the total to be funded hereunder not to exceed $7,333,333.00.
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Interest will be charged on the remaining part of the principal balance due on this Note until all principal has been paid. Interest shall be calculated hereunder for the actual number of days that principal is outstanding based on a year of 360 days.

      PAYMENTS. Borrower will pay principal and interest based on a FIVE (5) YEAR schedule with monthly principal payments of $83,333.33, PLUS INTEREST, on the SIXTH DAY OF EACH MONTH BEGINNING ON FEBRUARY 6, 2003. The amount of each said principal payment allocated to the fixed and floating rate portions of the loan shall be in the same ratio as those fixed and floating rate portions bear to each other. Borrower will pay all amounts owed under this Note no later than JANUARY 6, 2008. All payments will be made to THE BANK at the address shown above or to a different place if required by the THE BANK.

      LIBOR RATE. For the floating rate portion of the Note, a variable interest rate equal to the one (1) month LIBOR rate plus 185 basis points. The rate of interest shall be established on the twenty-fifth (25th) day of each calendar month, during the term of this Note, or the next business day thereafter, with such rate of interest to be effective on the first business day of the next calendar month. For purposes of this Note, LIBOR interest rate shall be defined as the rate of interest equal to the sum of (a) the London Interbank Offered Rate (LIBOR) for maturities of one (1) month, expressed as an annual yield, as reported in the Wall Street Journal or a comparable source on the date the quote by THE BANK is given (the "LIBOR Index Rate"); and (b) 185 basis points. The rate of interest so established shall remain in effect until the first business day of the succeeding calendar month, at which time the rate of interest shall be reestablished as provided herein. The interest rate established at time of funding under the terms of this Note shall be the same as if established on the first of said month.

      SECURITY. The Borrower hereunder has delivered as security for this instrument a


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second mortgage bearing even date herewith covering premises designated on the official tax map as Lot 3.01, Block 249, Township of Mantua, Gloucester County, New Jersey, which Mortgage is about to be recorded in the office of the Clerk of Gloucester County together with a second lien security interest, subject only to THE BANK'S first lien perfected security interest, in the accounts receivable, inventory, and equipment now owned or hereafter acquired by Borrower located at Routes 55 and 553, Pitman, New Jersey 08071 and Suite 601, VPR Commerce Center, 1001 Lower Landing Road, Blackwood, New Jersey 08012. The provisions of any mortgage or security agreement given as security for this Note are incorporated herein by reference.

      COVENANTS AND CONDITIONS:

1. Borrower has provided to THE BANK acceptable current financial statements and will provide annual updates on the Borrower and Guarantor. The updates for financial statements and tax returns are to be submitted within thirty (30) days of the date requested by THE BANK. Should the Borrower or Guarantor fail to submit required financial information within thirty (30) days of the date of request, THE BANK may, at its sole option, increase the interest rate of this Note by one-half (1/2) of one (1) percent per annum.

2. The Borrower must maintain with THE BANK a meaningful deposit relationship.

3. Borrower agrees that until all obligations hereunder are fully paid and discharged, Borrower and Guarantor will not without the prior written consent of THE BANK:

      A. Permit the consolidated debt to net worth ratio of Guarantor to be more than 1.25 at fiscal year-end 2003 and each fiscal year-end thereafter.


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      B. Permit the consolidated net worth of Guarantor to be less than $27 million at fiscal year-end 2003 and each fiscal year-end thereafter.

      C. Both of the above covenants set forth in paragraphs A and B above shall be calculated exclusive of declines due to changes in foreign exchange rates subsequent to December 28, 2002.

      D. Permit the consolidated annual debt coverage ratio of Guarantor at each fiscal year end to be less than 1.50.

      E. Each of covenants set forth in paragraphs A, B, and D above shall be calculated without taking into account Pennsylvania Crusher Corporation and its subsidiaries.

      F. Permit upstreaming of funds from Borrower to Guarantor or K-Tron Technologies, Inc. or downstreaming of funds from Guarantor to Pennsylvania Crusher Corporation or its subsidiaries, except for management fees consistent with past practice and royalties paid in the ordinary course of business and except for dividends paid in connection with the Pennsylvania Crusher Corporation acquisition, including to pay the $5 million note expected to be issued by Guarantor to the stockholders of Pennsylvania Crusher Corporation.

      G. Permit any merger or acquisition by Guarantor or its subsidiaries involving consideration of more than $2 million without the written approval of THE BANK.

      PREPAYMENT: As to the amount borrowed under the Fixed Interest Rate Option, Borrower shall have the right at any time during the term hereof to prepay all or a part of the principal balance then outstanding under the Note to which the Fixed Interest Rate Option applies provided that, if required, it also pays the premiums and charges, if any are applicable, hereinafter set forth in this paragraph. A principal prepayment requiring such a premium or charge shall be deemed to have occurred upon Borrower's payment to THE BANK in any Loan


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Year of any sum in reduction of principal which exceeds one third of the original principal amount borrowed under the Fixed Interest Rate Option, excluding principal payments (including scheduled amortization) the Borrower is obligated to make under any other term or provision of the Note, the Mortgage securing the Note or any other document constituting a part of the loan transaction evidenced by the Note. Upon the occurrence of such a principal prepayment including prepayment of the entire debt, THE BANK shall be entitled to charge and Borrower shall be obligated to pay, in addition to interest and all other charges then properly due, a prepayment premium equal to 2% of the amount prepaid which is in excess of what could have been prepaid without such a premium. The term "Loan Year" as used herein is defined as any period of one year commencing on the date of the Note or on any anniversary of such date. Except as provided above, there shall be no prepayment premium or charge on a prepayment of any amount borrowed under the Fixed Interest Rate Option.

      At no time will there by a prepayment penalty on the Variable Interest Rate portion of the loan, which portion may be prepaid in full or in part at any time.

      LATE CHARGE: The effective date of the receipt by the holder of any installment of this Note shall be the day on which the holder receives cash or collected funds at the place of payment as specified herein in payment of any such installment. BORROWER shall be entitled to a FIFTEEN (15) DAY grace period after which period a "late charge" of $0.05 FOR EACH $1.00 OVERDUE may be charged by the holder for the purpose of defraying the expense incident to handling such delinquent payment.

      DEFAULT: If any installment of this Note or interest payment is not paid within 15 days of the date and at the place herein specified and after THE BANK has given the BORROWER 15 days' written notice to cure said default, THE BANK may at its option, and


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without further notice declare this Note to be in default and the entire principal balance then remaining unpaid together with all interest which shall have accrued on the unpaid principal balance from and after the date of such default shall be due and payable in full without notice.

      It shall be a default of this Note if Borrower shall default in any payment of principal or interest on any indebtedness or contingent obligation for money borrowed (other than Borrower's obligations under this Note) or any other event shall occur, the effect of which is to permit such indebtedness or contingent obligation to be declared or such indebtedness or contingent obligation shall otherwise become due prior to is stated maturity, provided, however, that this provision shall not apply concerning obligations other than Borrower's obligations under this Note unless the amount involved exceeds $50,000.00

      If a default shall occur in this loan and not be cured as provided in the loan documents or otherwise agreed to by THE BANK, THE BANK shall, after declaring the loan to be in default, have the right to increase the interest rate TWO (2%) PERCENT PER YEAR in excess of the note rate. This provision is in addition to any late charges that may be due.

      ATTORNEY'S FEE: If this Note is placed in the hands of an attorney for collection because of a default in the terms hereof or in the terms of the mortgage given as security for the within obligation, the undersigned agrees to pay the reasonable fees and costs of such attorney, whether or not legal action is instituted and further consents that if a judgment is entered in any action the amount of such fees shall form a part of such judgment in addition to any fees allowed by Statute or Rule of the Court.

      COMMITMENT LETTER COMPLIANCE: This Note is contingent upon BORROWER'S compliance with all of the terms and conditions contained in the commitment letter issued by THE BANK to BORROWER on December 6, 2002. Upon breach of any term


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or condition contained there THE BANK shall have the right to declare this loan in default and demand payment in full of the principal balance remaining unpaid, together with all interest which shall have accrued thereon. Further, providing the said commitment letter so provides, THE BANK reserves the right to increase the interest rate in accordance with the provisions of the loan commitment for failure of the BORROWER or any guarantor to submit required financial information within thirty days of the date of request by THE BANK. Should there be any conflict between the provisions of said commitment letter and this Note, the provisions of this Note shall apply.

      PAYMENT AT MATURITY: THIS LOAN IS PAYABLE IN FULL AT MATURITY OR UPON DEMAND IN THE EVENT OF A DEFAULT HEREUNDER OR DEFAULT UNDER THE MORTGAGE SECURING THIS NOTE OR DEFAULT UNDER THE TERMS OF ANY OTHER APPLICABLE LOAN INSTRUMENT. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE BANK IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN OR YOU WILL HAVE TO FIND A LENDER WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE BANK.

      WAIVER OF PRESENTMENT: EACH AND ALL PARTIES hereto whether maker, endorsers, sureties, guarantor or otherwise do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest.


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      IN WITNESS WHEREOF, the BORROWER hereunder has hereunto set its hand and seal the day and year first above written.

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
ATTEST:                               K-TRON AMERICA INC.
                                      BY:



/s/ Mary E. Vaccara                   /s/ Patricia M. Moore
--------------------------------      -----------------------------------
Mary E. Vaccara, Secretary            Patricia M. Moore, Vice President-Finance
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